                                                            EXHIBIT 99(a)(1)(iv)

              [NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION]


                              VERTRUE INCORPORATED



                     AMENDED NOTICE OF GUARANTEED DELIVERY

                    OF SHARES OF COMMON STOCK PURSUANT TO AN

               OFFER TO PURCHASE FOR CASH UP TO 500,000 SHARES OF


                       VERTRUE INCORPORATED COMMON STOCK,

                           PAR VALUE $0.01 PER SHARE,

                    AT A PURCHASE PRICE NOT LESS THAN $33.50


                       NOR IN EXCESS OF $38.50 PER SHARE



     As set forth in Section 3 of the Offer to Purchase dated November 15, 2004 (as amended prior to the date of the Supplement to the Offer to Purchase, the "Original Offer to Purchase" together with the Supplement to the Offer to Purchase dated December 20, 2004, the "Offer to Purchase"), and in the accompanying Amended Letter of Transmittal of Vertrue Incorporated ("Vertrue") which, as amended or supplemented from time to time, together constitute the tender offer, this form, or a facsimile hereof, must be used to accept the tender offer if:


          1. The certificates for your shares cannot be delivered prior to the Expiration date; or


          2. Time will not permit the Amended Letter of Transmittal or other required documents to reach the depositary before the Expiration Date, as defined in Section 1 of the Original Offer to Purchase; or


          3. The procedures for book-entry transfer cannot be completed before the Expiration Date.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the depositary by the expiration date of the tender offer. See "Section 3. Procedure for Tendering Shares" in the Offer to Purchase.

                                  Depository:
                   American Stock Transfer and Trust Company
                        Facsimile Number: (718) 234-5001
                      Confirm by Telephone: (800) 937-5449

                       By Overnight Delivery or Courier:
                   American Stock Transfer and Trust Company
                                6201 15th Avenue
                               Brooklyn, NY 11219

                                    By Mail:
                   American Stock Transfer and Trust Company
                      59 Maiden Lane, Plaza Level -- Lobby
                               New York, NY 1003

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE DOES NOT
                          CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:


     The undersigned hereby tenders to Vertrue, at the price per share indicated below, net to the seller in cash, upon the terms and subject to the conditions set forth in the accompanying Offer to Purchase, and the Amended Letter of Transmittal receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure set forth under "Section 3. Procedure for Tendering Shares" in the Original Offer to Purchase.


     Please call the information agent for assistance in completing this form toll free at TOLL FREE: (800) 780-7314.

                                SHARES TENDERED

Number of shares tendered:
------------------ Certificate Nos. (if available):
-------------------------------------

[ ] Check box if shares will be surrendered by book-entry transfer.

DTC Account Number:
------------------------------

Name(s) of Record Holder(s):
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Area Code and Telephone Number: (----)-------------

Social Security Number:
--- -- ----
or Employer Identification Number:
------------------

Dated:

------------, 2004/2005


                                                --------------------------------

                                                --------------------------------
                                                Signatures

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

            (SEE INSTRUCTION 5 ON THE AMENDED LETTER OF TRANSMITTAL)


CHECK ONLY ONE BOX
If more than one box is checked, or if no box is checked, there is no valid tender of shares.

                                     BOX A

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION


[ ] I want to maximize the chance of having Vertrue purchase all of the shares I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price selection boxes below, I hereby tender my shares at the purchase price resulting from the Dutch Auction tender process. I acknowledge that this action will have the same effect as if I selected the minimum price of $33.50 per share and could contribute to lowering the purchase price ultimately selected by Vertrue.

--------------------------------------------------------------------------------

                                     BOX B

                SHARES TENDERED AT PRICE SELECTED BY STOCKHOLDER

     By checking one of the boxes below instead of the box above, I hereby tender shares at the price checked. I acknowledge that this action could result in none of the shares being purchased if the purchase price for shares is less than the price checked. (Stockholders who wish to tender shares at more than one price must complete a separate letter for each price at which shares are tendered.)


[ ] $33.50      [ ] $34.50    [ ] $35.50    [ ] $36.50    [ ] $37.50    [ ] $38.50
[ ] $34.00      [ ] $35.00    [ ] $36.00    [ ] $37.00    [ ] $38.00

                                    ODD LOTS

            (SEE INSTRUCTION 9 IN THE AMENDED LETTER OF TRANSMITTAL)


     This section is to be completed ONLY if shares are being tendered by or on behalf of a person owning of record or beneficially, an aggregate of fewer than 100 shares.

The undersigned either (check one box):

[ ] is the record or beneficial owner(s), of an aggregate of fewer than 100 shares, all of which are being tendered, or

[ ] is a broker, dealer, commercial bank, trust company or other nominee that
(a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record owner, and (b) believes, based upon representations made to it by each beneficial owner(s), that such person is the beneficial owner of an aggregate of fewer than 100 shares, and is tendering all of the shares.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

                               CONDITIONAL TENDER
                    (SEE SECTION 6 IN THE OFFER TO PURCHASE)


     You may condition the tender of your shares upon the purchase by Vertrue of a specified minimum number of the shares you tendered. Unless at least the minimum number of shares tendered by you is purchased by Vertrue, none of the shares tendered hereby will be purchased. You are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of shares, the tender will be deemed unconditional.



[ ] Check here and complete the following if your tender is conditional on Vertrue purchasing all or a minimum number of your tendered shares.


     Minimum number of shares that must be purchased, if any are purchased:
________ shares


     If, because of proration, the minimum number of shares designated will not be purchased, Vertrue may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares.


[ ] Check here if you are tendering all of the shares you own.

-----------------------------------------------------------------------------------------------------------------------------
GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange
Act of 1934, as amended, each of the foregoing constituting an "Eligible Guarantor Institution," guarantees the delivery to the depositary of the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed Amended Letter of
Transmittal, or a manually signed facsimile thereof, and any other required documents, all within three NASDAQ trading days of the date hereof.
-----------------------------------------------------------------------------------------------------------------------------

                                                                  ------------------------------------------------------
  Name of Firm:  -----------------------------------------        (AUTHORIZED SIGNATURE)
  Address:  ----------------------------------------------         Name: -----------------------------------------------
  --------------------------------------------------------
  CITY                  STATE            ZIP CODE                 Title: -----------------------------------------------
  Area Code and Tel. No.:  ---------------------------            Date: ----------------------------------, 2004/2005

-------------------------------------------------------------------------------------------------------------------------


           DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK

       CERTIFICATES MUST BE SENT WITH THE AMENDED LETTER OF TRANSMITTAL.